Exhibit 23.1



                          CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1994 Equitable Resources, Inc. Non-Employee Directors' Stock Incentive Plan and to the incorporation by reference therein of our report dated February 23, 1993, with respect to the consolidated financial statements and schedules of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.

                                                  Ernst & Young



          Pittsburgh, Pennsylvania
          February 2, 1994